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                                                                     EXHIBIT 5.1



February 1, 2000



The Board of Directors
United Security Bancorporation
9506 North Newport Highway
Spokane, Washington 99218-1200

        RE:    LEGAL OPINION REGARDING VALIDITY OF SECURITIES OFFERED

Ladies and Gentlemen:

        We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission (the "Commission") with respect to up to 108,878 shares of common stock, no par value per share (the "Shares"), of United Security Bancorporation, a Washington corporation ("USBN") authorized for issuance under the Bancwest Financial Corporation Stock Option Plan for Outside Directors - 1997 and the Bancwest Financial Corporation Stock Option Plan - 1997 (collectively, the "Plans").

        In connection with the Shares that will be issued under the Plans, we have examined the following: (i) the Plans, which are filed as Exhibits 99.1 and 99.2, respectively, to the Registration Statement; (ii) the Registration Statement, including the remainder of the exhibits; (iii) the Agreement and Plan of Merger among USBN, Bancwest Financial Corporation, and Bank of the West, dated as of November 10, 1998 (the "Merger Agreement"); and (iv) such other documents as we have deemed necessary to form the opinions hereinafter expressed. As to various questions of fact material to such opinions, where relevant facts were not independently established, we have relied upon statements of officers of USBN.

        Our opinion assumes that the Shares are issued in accordance with the terms of the Plans and the Merger Agreement after the Registration Statement has become effective under the Act.

        Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and that, upon the due execution by USBN and the registration by its registrar of the Shares, issuance by USBN and receipt of the consideration for the Shares, consistent with the terms of the Plans and the Merger Agreement, the Shares will be validly issued, fully paid, and nonassessable.

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United Security Bancorporation
February 1, 2000
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        We consent to the filing of this opinion as Exhibit 5.1 to the
Registration Statement. This consent shall not be construed to cause us to be in the category of persons whose consent is required to be filed pursuant to
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                            Very truly yours,

                                            GRAHAM & DUNN

                                            /s/ Graham & Dunn